Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Corteva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

E.I. Du Pont De Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid		Corteva, Inc.
	Equity	Common Stock, par value $0.01 per share (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Equity	Preferred Stock (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Equity	Depositary Shares (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Other	Warrants (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Other	Subscription Rights (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Other	Purchase Contracts and Purchase Units (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
	Other	Guarantees of Debt Securities of E.I. du Pont de Nemours and Company (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)	(2)	(2)
		E. I. du Pont de Nemours and Company
	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)		(2)
	Other	Guarantees of Debt Securities of Corteva, Inc. (1)	Rule 456(b) and Rule 457(r)(2)	(2)(3)	(2)(3)	(2)(3)		(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all registration fees. In connection with the securities offered hereby, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees of the debt securities being registered.

(3)

There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock, depositary shares and as may be issued upon conversion, exchange or exercise, as applicable, of any preferred stock, depositary shares, debt securities, warrants or subscription rights or settlement of any purchase contracts or purchase units, including such shares of common stock or preferred stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering.